EXHIBIT 10(b)

                         CONSENT OF INDEPENDENT ACCOUNTANTS
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Post-Effective Amendment No. 32 to the registration statement on Form N-4 ("Registration Statement") of our reports each dated March 10, 2000 and of our report dated February 15, 2000, relating to the financial statements of Phoenix Home Life Variable Accumulation Account and the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, ("Company"), respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


 PricewaterhouseCoopers LLP
 Hartford, Connecticut
 November 20, 2000